UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 6, 2004
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire 03079
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

On April 6, 2004, StockerYale issued the press release attached hereto as Exhibit 99.1 concerning the expected release of its first quarter financial results and the qualification by the Company's auditors in the Company's Annual Report filed as Form 10-K regarding the ability of the Company to continue as a going concern. The press release is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(C) Exhibits

99.1 Press release issued by StockerYale, Inc. on April 6, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE

StockerYale, Inc.

Date:	April 6, 2004	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

2 / STKR /	FORM 8-K

EXHIBIT 99.1

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

StockerYale to Announce First Quarter Financial Results on April 13, 2004

Company Exhibits Record Bookings and Revenues in First Quarter 2004

SALEM, N. H., April 6, 2004:  StockerYale, Inc. (NASDAQ: STKR - News), a leading independent provider of photonics-based products, today announced that it will release first quarter financial results on April 13, 2004.

The Company has indicated that revenues for the first quarter of fiscal 2004 are expected to range between $4.1 to $4.2 million, representing an increase of 25% to 28% over the fourth quarter of 2003. This growth in revenues was primarily a result of new product introductions and increased OEM sales in the Company's laser and LED product lines, as well as a significant rebound in sales from the machine vision, automotive, and semi-conductor sectors. The Company expects this trend to continue as bookings jumped 37% over the fourth quarter of 2003 to $4.9 million.

On March 30, 2004, the Company filed its fiscal 2003 Form 10K with the SEC. The Form 10K contained a going concern qualification from its auditors relating to the Company's fiscal 2003 consolidated financial statements. This qualification is similar to the statement issued in fiscal 2002 and the Company will continue to rely on external financing to fund ongoing cash flow requirements. As previously reported, the Company raised $6.6 million in February 2004. The proceeds were used to pay off the mortgage on its Salem headquarters and for working capital purposes. The Company will continue to take the necessary steps to strengthen its balance sheet and raise growth capital, including the possible sale of under-utilized assets.

Mark W. Blodgett, chief executive officer for StockerYale, stated that, "After two difficult years, StockerYale is finally benefiting from investments made in its core product lines - namely lasers, LEDs and specialty fiber. Fueling this success has been an increase in demand for our products, particularly from the machine vision industry and Southeast Asia. We are very encouraged by this quarter's record sales and feel confident that the Company will exhibit marked financial improvement over the next several quarters."

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber, phase masks, and diffractive optics for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the company's web site at www.stockeryale.com or contact StockerYale, Inc., 32 Hampshire Road, Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new photonics-based products launched in 2002 will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's form 10K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

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